EXHIBIT 10.11
MICROFRAME
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 MicroFrame, Inc., 21 Meridian Road, Edison, New Jersey 08820
                     Tel. (732) 494-4440 Fax (732) 494-4570


To:      Stephen B. Gray
From:    Stephen Deixler

Date:    April 1, 1998

RE:      FY99 compensation package

The following will be the terms of your compensation for FY99. This package represents recognition for the job you have done at Microframe over the last two years as well as your increased span of responsibilities going forward after being elected as Microframe's CEO, in addition to the past and continuing roles you have as President and COO of Microframe.

         Position:        CEO and President

         Salary:          Your salary will be $225,000/yr.

         Term:            This agreement is effective for the next two years.

         Other: In addition to your salary, you will be entitled to and receive the following:

                          (1) Fully paid medical/dental, including any/all out of pocket Expenses and/or costs

                          (2)     $1,500/mo. net car allowance

                          (3)     28 days of vacation with contractual
                                  provisions equivalent to other
                                  Company officers. Specifically,
                                  Section 3(d) which entitles the
                                  officer to either a) 28 days to be
                                  used/taken at officers' discretion
                                  as business conditions allow and/or
                                  b) compensation in respect of
                                  earned, but unused vacation days per
                                  the executive vacation policy
                                  currently in place by the company.

                          (4)     If company achieves its performance
                                  objectives as set forth by the Board
                                  for FY99 you will receive:

                                  -        60,000 ISO options based on 4/1/98
                                           share price

                 WE BRING WIZARDRY TO REMOTE NETWORK MANAGEMENT
                                  WWW.MCFR.COM

MICROFRAME
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          MicroFrame, Inc., 21 Meridian Road, Edison, New Jersey 08820
                     Tel. (732) 494-4440 Fax (732) 494-4570

                                  -        $25,000 cash bonus.

                          (5)     $30,000 cash signing/retention bonus

                          (6) Acceleration of all options you own, if/when MicroFrame, Inc. is sold or if there is a change of control/ownership in MicroFrame.

                          (7) Any of your 400,000 non-qualified stock options that are not vested will become vested, transferrable, assignable and will be Converted from non-qualified stock options to Incentive Stock Options (ISO's) to allow for immediate selling of Options without the one year holding period non-qualified stock options impose. This will be done in their entirety immediately upon signing of this agreement.

                          (8) Any options you elect to exercise/sell up to a total of 400,000 over the next two years with a maximum of 200,000 in any one year.... will
                                  be backfilled in the exact same
                                  quantities/type as were sold. These Options will be replaced at a strike price based upon the then current average of the bid/ask of shares of MicroFrame, Inc.


Please let me know if you have any questions.

Good luck,                                          Agreed:


/s/Stephen M. Deixler                               /s/ Stephen B. Gray
-------------------------                           ----------------------------
Stephen M. Deixler                                  Stephen B. Gray
Chairman                                            President and CEO

cc:      John McTigue


                 WE BRING WIZARDRY TO REMOTE NETWORK MANAGEMENT
                                  WWW.MCFR.COM